Exhibit 28(j)(2) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Federated Hermes Adviser Series of our report dated February 25, 2021, relating to the financial statements and financial highlights, which appears in Hancock Horizon Quantitative Long/Short Fund’s Annual Report on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the heading "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania February 25, 2022